Item 24.b. Exhibit (16)
                         SECURITY GROWTH AND INCOME FUND

A SHARES

Total Return from September 30, 1987 to September 30, 1997 Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000/
11.15 = 89.6861 shares.

Ending value of initial investment at September 30, 1997 NAV price = 89.6861 shares x 11.14 = $999.10.

Ending value of shares received from reinvestment of all dividends at NAV =
140.7678 shares x 11.14 = $1,568.15.

Total ending redeemable value:     999.10
                               + 1,568.15
                                 --------
                                 2,567.25

Total Return:            2,567.25 = 1,567.25
                         1,567.25/1,000 = 156.73%

               -----------------------------------------------

Calendar 1997             % change from previous year
                          = value at end of year... 1,353
                          less value at beginning.. 1,000
                                                    -----
                                                      353
Change                            353
                                 ----
Beginning Value                  1,000    =     35.3%

                         SECURITY GROWTH AND INCOME FUND
B SHARES

Total Return from October 19, 1993, to September 30, 1997. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 7.79 = 128.3697 shares.

Ending value of initial investment at September 30, 1997, NAV price = 128.3697 shares x 10.99 = $1,410.78.

Ending value of shares received from reinvestment of all dividends at NAV =
30.637 shares x 10.99 = $336.70.

Contingent deferred sales charge = 1,000 x .03 = $30.00.

Total ending redeemable value:   1,410.78
                                   336.70
                                +  (30.00)
                                 --------
                                 1,717.48

Total Return:            1,717.48 - 1,000 = 717.48
                           717.48/1,000 = 71.75%

               -----------------------------------------------

Calendar 1997             % change
                          = value at end of year... 1,340.07
                          less value at beginning.. 1,000.00
                                                    --------
                                                      340.07
Change                     340.07
                         --------
Beginning Value          1,000.00   =     34.01%

                           AVERAGE ANNUAL TOTAL RETURN
                       FOR SECURITY GROWTH AND INCOME FUND

Total Return of Security Growth and Income Fund as of September 30, 1997, (according to the Form N-1A calculation).
A SHARES

1.   Average total return for 1 year                   =  27.55%
                                                          =====
                1000 (1+T)1                            =   1,275.53
                     (1+T)1                            =   1.27553
                      1+T                              =   1.27553
                        T                              =    .27553

2.   Average total return for 5 years                  =  14.54%
                                                          =====
                1000 (1+T)5                            =  1,971.40
                     (1+T)5                            =  1.97140
                     ((1+T)5)1/5                       =  1.97140 1/5
                       1+T                             =  1.1454
                         T                             =   .1454

3.   Average total return for 10 years                 =  9.89%
                                                          ====
                1000 (1+T)10                           =  2,567.26
                     (1+T)10                           =  2.56726
                     ((1+T)10) 1/10                    =  2.56726 1/10
                       1+T                             =  1.0989
                         T                             =   .0989
B SHARES

1.   Average total return for 1 year with CDSC         =  29.01%
                                                          =====
                1000 (1+T)1                            =  1,290.07
                     (1+T)1                            =  1.29007
                      1+T                              =  1.29007
                        T                              =   .29007

2.   Average annual return since inception with CDSC   =  14.67%
                                                          =====
               1000 (1+T) 3.9479                       =  1,717.48
                   ((1+T) 3.9479) 1/3.9479             =  1.71748 1/3.9479
                      1+T                              =  1.1467
                        T                              =  .1467